Exhibit 10.21

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LICENSE AGREEMENT

DATED AS OF FEBRUARY     , 2015

BY AND BETWEEN

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

AND

KYTHERA HOLDINGS, LTD.

AND

KYTHERA BIOPHARMACEUTICALS, INC.

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EXHIBIT A                                             PENN PATENT RIGHTS

EXHIBIT B                                              CERTAIN FINANCIAL TERMS

APPENDIX I                                     FORM OF FINANCIAL REPORT

APPENDIX II                                DEVELOPMENT PLAN

APPENDIX III                           SUBLICENSE DEVELOPMENT REPORT

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LICENSE AGREEMENT

This License Agreement (this “Agreement”) is dated as of February     , 2015 (the “Effective Date”) by and among The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), Kythera Holdings, Ltd., a Bermuda company (“Licensee”), and Kythera Biopharmaceuticals, Inc., a Delaware Corporation (“KBI”).  Penn, Licensee and KBI (for purposes of Section 6.4.1) may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:

WHEREAS, Penn owns and controls certain innovative technology for regrowth of hair as further defined herein  that was developed in the course of research at Penn by Dr. George Cotsarelis (the “Inventor(s)”);

WHEREAS, Penn desires to license Penn’s intellectual property rights in such technology, in a manner that will benefit the public and best facilitate the distribution of useful products and the utilization of new technology, consistent with Penn’s educational and research missions and goals; and

WHEREAS, Licensee desires to license from Penn, Penn’s intellectual property rights in such technology, to develop, manufacture and commercialize such technology, all on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1                            “Achievement Date” means, with respect to a Diligence Event, the corresponding date such Diligence Event is to be achieved as provided in Exhibit B attached hereto subject to modification pursuant to Section 3.3 below.

1.2                            “Affiliate” means a Person that controls, is controlled by or is under common control with a Party, but only for so long as such control exists.  For the purposes of this Section 1.2, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.3                            “Bundled Sublicense” means a sublicense entered into by Licensee: 1) that includes a conveyance of rights to both the Penn Patent Rights as well as [***] and 2) where Licensee is required to economically compensate the non-Affiliated Third Party for sublicensing of such Third Party’s [***] (e.g., by paying Third Party Royalties to such non-Affiliated Third Party).

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1.4                            “Commercially Reasonable Efforts” means the efforts and resources that a similarly situated biotechnology company would use for its own internally discovered technology of similar commercial potential and similar stage of development, considering factors such as the likely timing of the technology’s entry into the market and, any patent and other proprietary position of the Product.  Without limiting the foregoing, Commercially Reasonable Efforts requires, with respect to such obligations, that the Party (a) promptly assign responsibility for such obligation to specific employee(s) who are accountable for progress and monitor such progress on an on-going basis, (b) set annual objectives for carrying out such obligations, and (c) allocate resources designed to advance progress with respect to such objectives.  For clarity, Commercially Reasonable Efforts will not mean that a Party guarantees that it will actually accomplish the applicable task or objective.

1.5                            “Compulsory License” means a compulsory license under Penn Patent Rights obtained by a Third Party through the order, decree, or grant of a competent Governmental Body or court, authorizing such Third Party to develop, make, have made, use, sell, offer to sell or import a Product in any country in the Territory.

1.6                            “Confidential Information” of a Party, means (i) information relating to the business, operations or products of a Party or any of its Affiliates, including any know-how, that such Party discloses to the other Party under this Agreement, or otherwise becomes known to the other Party by virtue of this Agreement, and (ii) the terms of this Agreement; provided that Confidential Information shall not include information that:

(a)                               is or becomes generally available to the public other than as a result of disclosure by the recipient;

(b)                              is already known by or in the possession of the recipient at the time of disclosure by the disclosing Party;

(c)                               is independently developed by recipient without use of or reference to the disclosing Party’s Confidential Information; or

(d)                              is obtained by recipient from a Third Party that has not breached any obligations of confidentiality.

1.7                            “Controlled” means, with respect to intellectual property rights, that a Party or one of its Affiliates owns or has a license or sublicense to such intellectual property rights and has the ability to provide to, grant a license or sublicense to, or assign its right, title and interest in and to, such intellectual property rights as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

1.8                            “Development Plan” means the development plan provided by Licensee to Penn that provides the activities, and the associated timelines of when such activities shall be conducted (including in detail the activities that shall be conducted in the calendar year following the submission of such Development Plan to Penn), in order to develop a Product for commercialization.  The initial Development Plan is attached hereto as Appendix II.

1.9                           “Diligence Event” means each of the events that Licensee is expected to accomplish in the development of a Product as provided in Exhibit B attached hereto.

1.10                    “Essential Milestone” means the event as provided in Exhibit B.

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1.11                    “Field of Use” means hair growth and hair removal in humans.

1.12                    “First Commercial Sale” means, on a country-by-country basis, the first Sale of Product in such country to a Third Party by Licensee, or any of its Affiliates or Sublicensees, in each case, after marketing approvals have been obtained for such country, if applicable.

1.13                    “First Patient First Dose” or “FPFD” means the first dosing of the first patient in a clinical trial.

1.14                    “GAAP” means United States generally accepted accounting principles applied on a consistent basis.

1.15                    “Governmental Approval” means, with respect to a Product in a country or region, all approvals, licenses, registrations and authorizations of the relevant Governmental Body, if applicable, required for the commercialization of such Product in such country.

1.16                    “Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, provincial, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.17                    “Intellectual Property” means the Penn Patent Rights.

1.18                    “Law” or “Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any Governmental Body.

1.19                    “Net Sales” means the gross consideration invoiced by Licensee or any of its Affiliates or Sublicensees for Sales of Product (including any cash amounts plus the fair market value of any other forms of consideration), less the following deductions (to the extent included in and not already deducted from the gross amounts invoiced or otherwise charged to the extent reasonable and customary):

1.19.1        trade discounts, including trade, cash and quantity discounts or rebates, credits or refunds;

1.19.2        allowances or credits actually granted upon claims, returns or rejections of products, including recalls, regardless of the party requesting such recall;

1.19.3        charges included in the gross sales price for freight, insurance, transportation, postage, handling and any other charges relating to the sale, transportation, delivery or return of such Product;

1.19.4        amounts deemed to be uncollectible due to non-payment and actually written off in accordance with GAAP (“bad debts”) relating to Sales of Products during the applicable calculation period, net of subsequent recoveries;

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1.19.5        rebates and chargebacks or retroactive price reductions made to federal, state or local governments (or their agencies), or any Third Party payor, administrator or contractor, including managed health organizations; and

1.19.6        payments required by law to be made under Medicaid, Medicare or other government special medical assistance programs (including, but not limited to, payments made under the new “Medicare Part D Coverage Gap Discount Program” and the “Annual Fee on Branded Pharmaceutical Manufacturers”, specific to Product or allocable to Product).

Even if there is overlap between any of deductions described above, each individual item shall only be deducted once in the overall Net Sales calculation.

1.20                    “Patent Rights” means any of the following, whether existing now or in the future anywhere in the world: issued patent, including inventor’s certificates, substitutions, extensions, confirmations, reissues, re-examination, renewal or any like governmental grant for protection of inventions, and any pending application for any of the foregoing.

1.21                    “Penn Patent Rights” means (a) the Patent Rights listed in Exhibit A, (b) Patent Rights on inventions or improvements conceived under the Penn SRA to the extent added to Exhibit A by amendment to this Agreement pursuant to Section 2.6, (c) any continuations, provisionals, continued prosecution applications, substitutions, extensions and term restorations, registrations, confirmations, reexaminations, renewals or reissues thereof, including divisions, but excluding continuations-in-part except to the extent of claims entirely supported in the specification and entitled to the priority date of the parent application, and (d) any corresponding foreign Patent Rights to the foregoing (a)-(c).  Notwithstanding the above, Penn Patent Rights does not include the Carve-Out Patent Rights.

1.22                    “Penn SRA” means the sponsored research agreement that is between Penn and Licensee’s Affiliate (Kythera Biopharmaceuticals, Inc.) and that is signed on February 27, 2013 and March 13, 2013, as amended.

1.23                    “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.24                    “Product” means any (a) process, service or method covered by a Valid Claim or whose use or practice would, absent the License, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim (“Method”), (b) article, composition, apparatus, substance, chemical or any other material covered by a Valid Claim or whose manufacture, import, use offer for sale or sale would, absent the License, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim; or (c) service, article, composition, apparatus, chemical, substance or any other material made, used or sold by or utilizing or practicing a Method.

1.25                    “Sale” means any transaction for which consideration is received or expected by Licensee, its Affiliates or Sublicensees for sale, use, lease, transfer or other disposition of a Product to or for the benefit of a Third Party.  For clarity, sale, use, lease, transfer or other disposition of a Product by Licensee or any of its Affiliates or Sublicensees to another of these entities for resale by such entity to a Third Party shall not be deemed a Sale.  For further clarity, a Sale excludes any Product supplied at cost: (a) for use in clinical trials; (b) for research or for other non-commercial uses (other than Product sold for profit as a research reagent, which will be deemed a Sale); or (c) as part of a compassionate use program (or similar program for providing Product before it has

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received marketing approval in a country), which, with respect to (b) and (c), in no event shall exceed ten percent (10%) of Sales in any four consecutive Quarters after the First Commercial Sale.

1.26                    “Sublicensee” means a Person (including any Affiliate) to which a Sublicense is granted pursuant to the terms of Section 2.4.

1.27                    “Sublicense Documents” means any and all agreements, amendments or written understandings entered into with a Sublicensee (including any of its Affiliates) that are directly or indirectly related to a Sublicense, Penn Patent Rights or Product.  For clarity, a development agreement or distribution agreement for a Product is a Sublicense Document.

1.28                    “Sublicense Income” means income received by Licensee or its Affiliates in consideration for a Sublicense or other agreement providing the right to negotiate or obtain a Sublicense.  Sublicense Income includes income received from a Sublicensee in the form of license issue fees, milestone payments and the like but specifically excludes (a) royalties on the Sale or distribution of Product, (b) consideration received for purchase of equity in Licensee or its Affiliates up to the fair market value of such equity, and (c) payments made in connection with research and development services in accordance with [***].

1.29                    “Tax” means all taxes, duties, fees, premiums, assessments, imposts, levies, rates, withholdings, dues, government contributions and other charges of any kind whatsoever, whether direct or indirect, together with all interest, penalties, fines, additions to tax or other additional amounts, imposed by any Governmental Body.

1.30                    “Third Party” means any Person other than Penn, Licensee or any of their respective Affiliates.

1.31                    “Third Party Royalties” means any consideration Licensee owes to one or more Third Parties pursuant to one or more licenses to issued Patent Rights entered into by Licensee [***] with respect to the manufacture, use or sale of any Product.

1.32                    “United States” or “US” means the United States of America, its territories and possessions.

1.33                    “USD” or “$” means the lawful currency of the United States of America.

1.34                    “Valid Claim” means a claim of (a) an issued and unexpired patent in Penn Patent Rights which claim has not been revoked or held unenforceable or invalid by a decision of a court of governmental agency of competent jurisdiction from which no further appeal can be taken or has been taken within the time allowed for appeal, and has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer; or (b) a pending patent application that is included in Penn Patent Rights which was filed and is being prosecuted in good faith, and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application.

1.35                    Other Terms.  The definition of each of the following terms is set forth in the section of the Agreement indicated below:

Defined Term	Section
Advance Payment	5.2.2
Agreement	Preamble

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Bankruptcy Action	8.3.6
Carve-Out Patent Rights	5.1.2
Disclosure	Recitals
Effective Date	Preamble
Equity Issuance Agreement	4.1
Financial Report	4.7

Historic Patent Cost	5.2.1
Infringement Notice	5.4.1
Inventor(s)	Recitals
Issue Fee	4.1
License	2.1
Licensee	Preamble
Maintenance Fee	4.2
Milestone	4.3.1
Milestone Payment	4.3.1
Ongoing Patent Costs	5.2.2
Option Agreement	4.1
Parties	Preamble
Party	Preamble
Patent Costs	5.2.1
Patent Counsel	5.1.1
Patent Termination Notice	5.3
Penn	Preamble
Penn Indemnitees	7.1.1
Penn Sublicense Income	4.5
Progress Reports	3.4.1
Prosecution Request	5.1.2
Royalty	4.4.1
Sublicense	2.4.1
Term	8.1

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ARTICLE 2

LICENSES AND OTHER RIGHTS

2.1                            Grant of License.  Subject to the terms and conditions of this Agreement, Penn hereby grants to Licensee an exclusive, worldwide, royalty-bearing right and license (with the right to sublicense as provided in, and subject to, the provisions of Section 2.4) under Penn Patent Rights to make, have made, use, sell, offer for sale and import Product in the Field of Use during the Term (the “License”).

2.2                            Retained Rights.  Notwithstanding the License, Penn retains the right under Penn Patent Rights in the Field of Use to conduct educational and non-commercial research activities, and to authorize non-commercial Third Parties to conduct educational and non-commercial research activities.  Penn may request permission from Licensee to conduct clinical activities under the Penn Patent Rights in the Field of Use, provided, however, that Penn may not conduct any such clinical activities in the Field of Use without Licensee’s written consent, which may be withheld in Licensee’s sole discretion.  For clarity, Penn retains the right to use, and to authorize others to use, the Penn Patent Rights outside the Field of Use for any purpose.

2.3                            U.S. Government Rights.  The License is expressly subject to all applicable provisions of any license to the United States Government executed by Penn and is subject to any overriding obligations to the United States Federal Government under 35 U.S.C. §§200-212, applicable governmental implementing regulations, and the U.S. Government sponsored research agreement or other guidelines, including that products that result from intellectual property funded by the United States Federal Government that are sold in the United States be substantially manufactured in the United States.  In the event that Licensee or its Sublicensee believes in good faith that substantial manufacture of such product is not commercially feasible in the United States, and Licensee makes a request to Penn in writing to assist in obtaining a waiver of such requirement from the United States Government, then Penn shall, at the expense of Licensee, use reasonable efforts to assist Licensee or Sublicensee in obtaining such waiver.

2.4                            Grant of Sublicense by Licensee.

2.4.1                Penn grants to Licensee the right to grant sublicenses, in whole or in part, under the License (each, a “Sublicense”) subject to the terms and conditions of this Agreement and specifically this Section 2.4.  The term Sublicense shall include any grant of rights under the License by a Sublicensee to any downstream Third Party, such downstream Third Party shall also be considered a Sublicensee for purposes of this Agreement.

2.4.2                All Sublicenses will be (a) issued in writing, (b) to the extent applicable, include all of the rights of Penn and require the performance of obligations due to Penn (and, if applicable, the U.S. Government under 35 U.S.C. §§200-212) contained in this Agreement and (c) shall include no less than the following terms and conditions:

(a)                               Reasonable record keeping, audit and reporting obligations sufficient to enable Licensee and Penn to reasonably verify the payments due to Licensee and Penn under such Sublicense and to reasonably monitor such Sublicensee’s progress in developing and/or commercializing Product, provided that such obligations shall be no less stringent that those provided in this Agreement for Licensee.

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(b)                              Infringement and enforcement provisions that do not conflict with the restrictions and procedural requirements imposed on Licensee and do not provide greater rights to Sublicensee than as provided in Section 5.4.

(c)                               Confidentiality provisions with respect to Confidential Information of Penn consistent with the restrictions on Licensee in Section 5.6 of this Agreement.

(d)                              Covenants by Sublicensee that are equivalent to those made by Licensee in Section 6.3.

(e)                               A requirement of indemnification of Penn by Sublicensee that is equivalent to the indemnification of Penn by Licensee under Section 7.1 of this Agreement.

(f)                                A requirement of obtaining and maintaining insurance by Sublicensee that is equivalent to the insurance requirements of Licensee under Section 7.2 of this Agreement, including coverage under such insurance of Penn as provided in Section 7.2.

(g)                               Restriction on use of Penn’s names etc. consistent with Section 9.4 of this Agreement.

(h)                              A requirement of antidiscrimination by Sublicensee no less stringent then that provided in Section 9.5 of this Agreement.

(i)                                  A requirement that Penn is a third party beneficiary of such Sublicense.

Any Sublicense that does not include all of the terms and conditions set forth in this Section 2.4.2 or which is not issued in accordance with the terms and conditions set forth in this Section 2.4, shall be considered null and void with no further notice from Penn.

2.4.3                Within thirty (30) days after of the execution of a Sublicense Document, Licensee shall provide a complete and accurate copy of such Sublicense Document to Penn, in the English Language.  Penn’s receipt of a Sublicense Document, however, will constitute neither an approval nor disapproval of the Sublicense Document nor a waiver of any right of Penn or obligation of Licensee under this Agreement.

2.4.4                Licensee shall provide an annual Sublicense Development Report on or before December 1 of each year during the Term (“SDR Report”) a form of which is attached hereto as Appendix III.

2.5                            No Implied License.  Each Party acknowledges that the rights and licenses granted in this Agreement are limited to the scope expressly granted.  Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party.  All rights with respect to any know-how, patent or other intellectual property right rights that are not specifically granted herein are reserved to the owner thereof.

2.6                           License Amendment.  Pursuant to the Penn SRA, the License may be amended to include in the Penn Patent Rights listed in Exhibit A certain inventions or improvements conceived under the Penn SRA and related to the Penn Patent Rights in the Field of Use consistent with the terms of this Agreement upon execution of an amendment to this Agreement by the Parties.

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ARTICLE 3

DILIGENCE

3.1                            Development Plan.  No later than December 1 of each year during the Term, Licensee shall submit an updated Development Plan, which shall include amendments and revisions to any long term development activities and detailed activities to be conducted in the following calendar year.

3.2                            General Diligence.  Licensee shall use Commercially Reasonable Efforts to develop and commercialize at least one Product.

3.3                            Diligence Events.

3.3.1                Licensee shall achieve each Diligence Event by the corresponding Achievement Date.  Licensee may extend any Achievement Date for a Diligence Event by [***] increments, but not more than [***] ([***]) per Diligence Event, by making a [***] dollar ($[***]) payment to Penn for each requested extension prior to the expiration of the Achievement Date for such Diligence Event.

3.3.2                Penn acknowledges that the timelines for achievement of certain Diligence Events are based on the assumption that development and commercialization of Product does not encounter material regulatory or other delays for reasons outside of Licensee’s reasonable control.  Where such circumstances exist, in addition to the extension permitted due to additional payments under Section 3.3.1, Penn agrees to negotiate in good faith with Licensee, upon Licensee’s written request and provided such request is made at least [***] prior to the Achievement Date for a Diligence Event, an extension of the Achievement Date for a Diligence Event.

3.3.3                Penn’s sole and exclusive remedy with respect to Licensee’s failure to achieve a Diligence Event by the corresponding Achievement Date shall be its right to terminate this Agreement.

3.4                            Progress Reports.

3.4.1                So long as Licensee continues to develop Products, Licensee on an annual basis, but in no event later than December 1st of each calendar year, shall submit to Penn a progress report (each, a “Progress Report”) covering Licensee’s (and any Affiliates’ and Sublicensees’) activities related to the development of all Products and the obtaining of Governmental Approvals necessary for commercialization of Products.

3.4.2                Each Progress Report must include all of the following for each annual period:

(a)                               Summary of work completed, including against the Development Plan for such period;

(b)                              Summary of work in progress;

(c)                               Current schedule of anticipated events or milestones, including anticipated timeline for achievement of Diligence Events;

(d)                              Market plans for introduction of Product;

(e)                               An updated SDR report listing of any and all Sublicenses granted by Licensee; and

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(f)                                The names and addresses of all Sublicensees, and a current and valid phone number and e-mail address for a principal point of contact at each such Sublicensee who is responsible for administering the Sublicensee.

ARTICLE 4

FINANCIAL PROVISIONS

4.1                            Issue Fee.  In partial consideration of the License, Licensee will pay to Penn a license issue fee of one hundred thousand US Dollars ($100,000) in two installments (“Issue Fee”).  Licensee will pay the first installment of fifty thousand US Dollars ($50,000) to Penn within [***] ([***]) days of the date that Licensee achieves the Essential Milestone, and, provided that the Essential Milestone was achieved, shall pay the second installment of fifty thousand US Dollars ($50,000) to Penn on the [***] of the Effective Date.  For clarity, if  the Essential Milestone was not achieved, and the Agreement is terminated prior to the payment of the second installment of the Issue Fee, such second installment is not payable to Penn on the termination date.  The Issue Fee is non-refundable and non-creditable against any other amounts, including any royalties due by Licensee, other than any Historical Patent Costs as outlined under Section 5.2.1 of this Agreement, which Historical Patent costs totaling [***] ($[***]) will be automatically credited against the Issue Fee.  Payment of each installment may be made in [***] and [***] (at Licensee’s sole discretion and [***]).

4.2                            License Maintenance Fee.  As further consideration for the License, Licensee will pay an annual maintenance fee (“Maintenance Fee”) as set forth on Exhibit B attached hereto beginning on the third anniversary of the Effective Date.  The Maintenance Fee will not be due and payable on any anniversary of the Effective Date if on that date Licensee is commercially selling Product and paying an earned royalty to Penn on the Sales of that Product.  For clarity, the Maintenance Fee is non-refundable, is not an advance against royalties due to Penn or any other amounts due to Penn.  Provided that Licensee is [***], Licensee may reduce such Maintenance Fee payment by [***] percent ([***]%) of such [***], provided that in no case shall such Maintenance Fee payment be reduced by more than [***] percent ([***]%) of the amount otherwise owed to Penn.

4.3                            Milestone Payments.

4.3.1                As additional consideration for the License, Licensee will pay Penn the milestone payments (each, a “Milestone Payment”) provided in Exhibit B attached hereto upon each Product to achieve the corresponding milestone (each, a “Milestone”), whether achieved by Licensee or an Affiliate or Sublicensee.  Licensee shall promptly notify Penn in writing of the achievement of any such Milestone and Licensee shall pay Penn in full the corresponding Milestone Payment within [***] ([***]) days of such achievement.  For clarity, each Milestone Payment is non-refundable, is not an advance against royalties due to Penn or any other amounts due to Penn.

4.3.2                Each time a Milestone is achieved, then any other Milestone Payments with respect to earlier Milestones that have not yet been paid will be due and payable together with the Milestone Payment for the Milestone that is actually achieved.

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4.3.3                For clarity, milestones are due and payable on Products and on products that, upon FDA approval, would become Products.

4.4                            Royalties.

4.4.1                As further consideration for the License, Licensee shall pay to Penn a non-refundable, non-creditable (except to the extent described in Section 4.11) royalty in accordance with the table below on all Net Sales of Product in a given calendar year (“Royalty”).

Aggregate Annual Net Sales	Royalty Percent
Portion less than $[***]	[***]%
Portion between $[***] - $[***]	[***]%
Portion between $[***] – $[***]	[***]%
Portion between $[***] - $[***]	[***]%
Portion greater than $[***]	[***]%

4.4.2                If Licensee is obligated to pay aggregate royalties for a Product (i.e., royalties to Penn and to all Third Parties) that are greater than or equal to [***] percent ([***]%) of Net Sales, then Licensee may deduct [***] percent ([***]%) of the portion of Third Party Royalties paid to a Third Party in excess of [***] percent ([***]%) of Net Sales of a Product for a license under such Patent Rights from any Royalties due under this Agreement, provided that:

(a)                               On an ongoing basis and prior to reduction of any Royalty for a given calendar quarter, Licensee first provides written evidence to Penn of Licensee’s obligation to pay a Third Party such Third Party Royalties; and

(b)                              In no event shall Royalties due to Penn in any reporting period be reduced to less than [***]: 1) [***] percent ([***]%) of [***] under this Agreement or 2) [***] percent ([***]%).

4.4.3                Notwithstanding anything in this Section 4.4, in the event that Penn or Licensee receives a request for a Compulsory License anywhere in the world, it shall promptly notify the other Party.  If any Third Party obtains a Compulsory License in any country, then Licensor or Licensee (whoever has first notice) shall promptly notify the other Party.  Thereafter, as of the date the Third Party obtained such Compulsory License in such country, the royalty rate payable under this Section 4.4 to Penn for Net Sales in such country will be adjusted to [***].

4.4.4                Licensee must pay Royalties owed to Penn on a calendar quarter basis on or before the following dates:

(a)                               [***] for any Sales that took place on or before the last day of the calendar quarter ending [***], of the prior year;

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(b)                              [***] for any Sales that took place on or before the last day of the calendar quarter ending [***] of such calendar year;

(c)                               [***] for any Sales that took place on or before the last day of the calendar quarter ending [***] of such calendar year; and

(d)                              [***] for any Sales that took place on or before the last day of the calendar quarter ending [***] of such calendar year.

4.5                            Penn Sublicense Income.  Licensee will pay to Penn a percentage of Sublicense Income as provided in Exhibit B attached hereto (“Penn Sublicense Income”).  Payment of up to [***] percent ([***]%) of the Penn Sublicense Income may be [***] (at Licensee’s sole discretion and [***]).  Licensee will make such payment to Penn on or before the following dates:

4.5.1                [***] for any Sublicense Income received by Licensee on or before the last day of the calendar quarter ending [***], of the prior year;

4.5.2                [***] for any Sublicense Income received by Licensee on or before the last day of the calendar quarter ending [***] of such calendar year;

4.5.3                [***] for any Sublicense Income received by Licensee on or before the last day of the calendar quarter ending [***] of such calendar year; and

4.5.4                [***] for any Sublicense Income received by Licensee on or before the last day of the calendar quarter ending [***] of such calendar year.

4.6                            Mode of Payment and Currency.  Except as permitted in Section 4.1 and Section 4.5, all cash payments to Penn hereunder shall be made by deposit of USD in the requisite amount to the “The Trustees of the University of Pennsylvania” and will be made by delivery to any one of the following:

By ACH/Wire:	By Check (direct mail):	By Check (lockbox):
[***]	The Trustees of the	The Trustees of the
ABA #[***]	University of Pennsylvania	University of Pennsylvania
SWIFT CODE: [***]	c/o Penn Center for Innovation	c/o Penn Center for Innovation
	Attention: Financial	PO Box 785546
Account Number: [***]	Coordinator	Philadelphia, PA 19178-5546
Payment should include the necessary amount to cover any bank charges incurred	3160 Chestnut Street, Suite 200 Philadelphia, PA 19104-6283

Payments under this Agreement shall be made in USD.  All Royalties payable shall be calculated first in the currency of the jurisdiction in which payment was made, and if not in the United States, then converted into USD.  The exchange rate for such conversion shall be the average of the rate quoted in The Wall Street Journal for the last business day of each month in the calendar quarter for such Royalty payment made.

4.7                           Royalty and Penn Sublicense Income Reports.  Within [***] ([***]) days after the end of each calendar quarter (i.e., March 31, June 30, September 30 and December 31), Licensee shall deliver to Penn a report (“Financial Report”) setting out all details necessary to calculate the

Royalty and Penn Sublicense Income due under this Article 4 for such calendar quarter, including:

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4.7.1                Number of each Product Sold by Licensee, its Affiliates and Sublicensees in each country, the corresponding name of each such Product;

4.7.2                Gross sales, Net Sales of each Product made by Licensee, its Affiliates and Sublicensees;

4.7.3                Royalties;

4.7.4                Sublicense Income and the calculation of Penn Sublicense Income including documentation clearly providing rationale for a Bundled Sublicense (if relevant);

4.7.5                The method and currency exchange rates (if any) used to calculate the Royalties and Penn Sublicense Income;

4.7.6                A specification of all deductions and their dollar value that were taken to calculate Net Sales;

4.7.7                A list of all countries in which Product is being manufactured (on a Product-by-Product basis); and

4.7.8                Date of First Commercial Sale in the United States (this need only be reported in the first royalty report following such First Commercial Sale in the United States).

4.8                            Late Payments.  In addition to any other remedies available to Penn, including the right to terminate this Agreement, any failure by Licensee to make a payment within [***] ([***]) days after the date when due shall obligate Licensee to pay computed interest, the interest period commencing on the due date and ending on the actual payment date, to Penn at a rate per annum equal to [***] percent ([***]%) per month, or the highest rate allowed by Law, whichever is lower.

4.9                            Accounting.  Each Party shall calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with GAAP.

4.10                    Books and Records.  Licensee will keep accurate books and records of all Products developed, manufactured, used or sold and all Sublicenses, collaboration agreements and joint venture agreements entered into by Licensee that involved Penn Patent Rights.  Licensee will preserve these books and records for at least [***] ([***]) years from the date of the Financial Report to which they pertain.  Upon reasonable notice, key personnel, books and records will be made reasonably available and will be open to examination by representatives or agents of Penn during regular office hours to determine their accuracy and assess Licensee’s compliance with the terms of this Agreement, provided that Licensee shall not have an obligation to provide access more than [***] in any given [***] ([***]) month period.

4.11                    Audits.  In addition to the right of Penn to examine the books and records and interview key personnel as provided in Section 4.10 above, Penn, at its own cost, through an independent auditor reasonably acceptable to Licensee (and who has executed an appropriate confidentiality agreement reasonably acceptable to Licensee that requires the auditor to keep any information learned by it confidential except as needed to report its audit conclusions to Penn), may inspect and audit the relevant records of Licensee pertaining to the calculation of any Milestones, Royalties and Penn Sublicense Income due to Penn under this Agreement.  Licensee shall provide such auditors with access to the records during reasonable business hours.  Such access need not be given to any such set of records more often than [***] each year or more than [***] ([***]) years after the date of any report to be audited.  Penn shall provide Licensee with written notice

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of its election to inspect and audit the records related to the Royalty due hereunder not less than [***] ([***]) days prior to the proposed date of review of Licensee’s records by Penn’s auditors.  Should the auditor find any underpayment of Milestones, Royalties or Penn Sublicense Income by Licensee, Licensee shall (a) promptly pay Penn the amount of such underpayment; (b) shall reimburse Penn for the cost of the audit, if such underpayment equals or exceeds the higher of (i) [***] United States dollars ($[***]) or (ii) [***] percent ([***]%) of Royalties or Penn Sublicense Income paid during the time period audited; and (c) provide such auditors with an audit right exercisable within [***] ([***]) months after Licensor receives the audit report.  If the auditor finds overpayment by Licensee, then Licensee shall have the right to deduct the overpayment from any future royalties due to Penn by Licensee or, if no such future royalties are payable, then Penn shall refund the overpayment to Licensee within [***] ([***]) days after Licensor receives the audit report.  Licensee may designate competitively sensitive information which such auditor may see and review but which it may not disclose to Licensor; provided, however, that such designation shall not restrict the auditor’s investigation or conclusions.

4.12     Taxes.

4.12.1        All payments made by Licensee to Penn under the Agreement shall be made free and clear of and without any deduction for or on account of any Taxes on or with respect to such payments.

4.12.2        Penn is a tax exempt entity in the U.S. and qualifies under treaties for tax exempt treatment in many jurisdictions. All payments by Licensee to Penn are made without deduction for or net of Taxes. To the extent that Taxes are required to be withheld in any jurisdiction on account of any payments hereunder, Licensee shall pay such Taxes on behalf of Penn to the appropriate governmental authority, without reducing amounts payable to Penn hereunder. The Parties will cooperate with one another with respect to all documentation required by any taxing authority or reasonably requested by Licensee or Penn to secure a reduction in the rate of applicable withholding Taxes.

ARTICLE 5

INTELLECTUAL PROPERTY

5.1                            Patent Filing Prosecution and Maintenance.

5.1.1                Penn Patent Rights will be held in the name of Penn and obtained with counsel selected by Penn and reasonably acceptable to Licensee (“Patent Counsel”).  Penn shall control all actions and decisions with respect to the filing, prosecution and maintenance of Penn Patent Rights and will consider any reasonable comments, suggestions, drafts or directions by Licensee with respect to same.  Penn will instruct Patent Counsel to copy Licensee on all correspondence related to Penn Patent Rights (including copies of correspondence to and from patent offices, correspondence related to Patent Rights, reporting letters to Penn, each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application) and to interact with Licensee with respect to the preparation, filing, prosecution and maintenance of Penn Patent Rights. The Parties have the right to take action to preserve rights or minimize cost.  Penn has the right to act where Licensee has not commented.  Penn will use reasonable efforts to not allow any Penn Patent Rights for which Licensee is licensed and is underwriting the costs to lapse or become abandoned without Licensee’s written authorization under this Agreement. Penn shall have no [***] as set forth in this Agreement.  Within

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[***] ([***]) days of the Effective Date, Penn will cause Patent Counsel to [***].  Licensee will bear and shall reimburse Penn for all Patent Costs associated with such [***].  Licensee may assist in preparation of [***].

5.1.2                Licensee has the right to request a country filing via a written request to Penn within a reasonable time but not less than [***] ([***]) days prior to the deadline set by the patent office in the territory in which filing is to take place (“Prosecution Request”).  The absence of a given Prosecution Request by such deadline will be considered an election not to secure the Patent Rights associated with the specific phase of patent prosecution in such territory, and such patent application(s) and patent(s) (“Carve-Out Patent Rights”) will not be part of Penn Patent Rights and therefore not subject to this Agreement, including the License, and Licensee will have no further rights or license to them.

5.2                            Patent Costs.

5.2.1                Within [***] ([***]) days of the date that Licensee achieves the Essential Milestone, Penn will invoice Licensee for all out-of pocket costs for the filing, prosecution and maintenance of Penn Patent Rights, including all accrued attorney fees, expenses, official and filing fees (“Patent Costs”), incurred prior to the Effective Date and not already paid or payable pursuant to the Option Agreement or reimbursed to Penn by any party for past filing, prosecution and maintenance (“Historic Patent Costs”).  Such Historical Patent Costs total [***] ($[***]).

5.2.2                Licensee will bear all Patent Costs in the Field of Use incurred during the Term (“Ongoing Patent Costs”).  Penn will invoice Licensee for all Ongoing Patent Costs promptly after receipt and docketing in Penn’s invoicing system of such invoices for such Ongoing Patent Costs from Patent Counsel.  If Penn enters into a license agreement with a Third Party for any of the Penn Patent Rights outside the Field of Use, then Penn will [***].  For the sake of clarity, Licensee will not [***]; whether [***].

5.2.3                At any time, at Penn’s request, Licensee shall [***] for regional validations (including, European validation and associated costs), new original patent applications (including significant new matter continuations-in-part) reexaminations and national phase entry filings requested by Licensee [***] (“[***]”).  If the Patent Counsel’s [***], the portion of such [***] shall be [***].

5.2.4                Notwithstanding [***], Licensee shall bear all Patent Costs incurred during the Term and shall pay such amounts within [***] ([***]) days of receipt of invoice for such patent actions. For clarity, the term “Patent Costs” means and includes Historic Patent Costs and Ongoing Patent Costs.

5.3                            Termination of Rights in, and Obligations with respect to, Certain Penn Patent Rights.  Licensee may terminate its rights in, and obligations with respect to any or all of Penn Patent Rights by providing written notice to Penn of Licensee’s decision to terminate such Penn Patent

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Rights (“Patent Termination Notice”).  Termination of Licensee’s rights in and obligation with respect to such Patent Right will be effective [***] ([***]) months after receipt of such Patent Termination Notice by Penn.  Penn will immediately curtail Patent Costs chargeable to Licensee under this Agreement after the receipt of the Patent Termination Notice is received.  Penn may continue prosecution and maintenance of such Patent Rights at its sole discretion and expense, and such Patent Rights will then be Carve-Out Patent Rights and therefore not subject to this Agreement, including the License, and Licensee will have no further rights or license to them.

5.4       Infringement.

5.4.1                If either Party believes that an infringement by a Third Party with respect to any Penn Patent Right is occurring or may potentially occur, the knowledgeable Party will provide the other Party with (a) written notice of such infringement or potential infringement and (b) evidence of such infringement or potential infringement (the “Infringement Notice”).  During the period in which, and in the jurisdiction where, Licensee has exclusive rights under this Agreement, neither Penn or Licensee will notify such a Third Party (including the infringer) of infringement or put such Third Party on notice of the existence of Penn Patent Rights without first obtaining the written consent of the other Party (such consent not to be unreasonably withheld, delayed or conditioned).  Both Penn and Licensee will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

5.4.2                If infringing activity of potential commercial significance has not been abated within [***] ([***]) days following the date the Infringement Notice for such activity was provided, then during the period in which, and in the jurisdiction where, Licensee has exclusive rights under this Agreement, Licensee may institute suit for patent infringement against the infringer after providing Penn (a) a written estimate of the expenses that would be reasonably incurred in connection with such action, including an estimate from an outside law firm, acceptable to Penn, regarding the legal costs associated with such suit and (b) financial records reasonably sufficient to reasonably demonstrate that Licensee has the financial wherewithal to pay such expenses as they fall due through the conclusion of such suit by means of judgment or other final non-appealable decision.  Penn may voluntarily join such suit at Licensee’s reasonable expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Licensee’s suit or any judgment rendered in such suit.  Licensee may not join Penn in a suit initiated by Licensee without Penn’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned.  If in a suit initiated by Licensee, Penn is involuntarily joined other than by Licensee, then Licensee will pay any documented costs incurred by Penn arising out of such suit, including any documented legal fees of counsel that Penn selects and retains to represent it in the suit.  Licensee shall be free to enter into a settlement, consent judgment or other voluntary disposition, provided that any settlement, consent judgment or other voluntary disposition that (i) limits the scope, validity or enforcement of Penn Patents or (ii) admits fault or wrongdoing on the part of Licensee or Penn must be approved in advance by Penn in

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5.4.3                writing, such approval not to be unreasonably withheld, delayed or conditioned.  Licensee’s request for such approval shall include complete copies of final settlement documents, a detailed summary of such settlement, and any other information material to such settlement.  Penn shall provide Licensee notice of its approval or denial within [***] ([***]) days of any request for such approval by Licensee, provided that (x) in the event Penn wishes to deny such approval, such notice shall include a detailed written description of Penn’s reasonable objections to the proposed settlement, consent judgment, or other voluntary disposition and (y) Penn shall be deemed to have approved of such proposed settlement, consent judgment, or other voluntary disposition in the event it fails to provide such notice within such [***] ([***]) day period in accordance herewith.

5.4.4                If, within [***] ([***]) days following the date the Infringement Notice was provided, infringing activity of potential commercial significance has not been abated and if Licensee has not brought suit against the infringer, then Penn may institute suit for patent infringement against the infringer.  If Penn institutes such suit, then Licensee may not join such suit without the prior written consent of Penn and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Penn’s suit or any judgment rendered in such suit.

5.4.5                Notwithstanding Sections 5.4.2 and 5.4.3, in the event that any Penn Patent Rights are infringed by a Third Party if any of the infringed Penn Patent Rights are also licensed by Penn to a Third Party, prior to any enforcement action being taken by either Party regarding such infringement, the Parties shall discuss, and will mutually agree, in writing, as to how to handle such infringement by such Third Party.

5.4.6                Any recovery or settlement received in connection with any suit will first be shared by Penn and Licensee equally to cover any litigation costs each incurred and next shall be paid to Penn or Licensee to cover any litigation costs it incurred in excess of the litigation costs of the other.  Any remaining recoveries shall be allocated as follows:

For any portion of the recovery or settlement related to the infringement of the Penn Patent Rights, other than for amounts attributable and paid as enhanced damages for willful infringement:

(a)                               for any suit that is initiated by Licensee and in which Penn was not a party in the litigation, Penn shall receive [***] percent ([***]%) of the recovery, and the Licensee shall receive the remainder; and

(b)                              for any suit that is initiated by the Licensee or Penn and that the other Party  joins voluntarily  (but only to the extent such voluntary joining is allowed under this Agreement or expressly by the other Party in a separate agreement) or involuntarily, the non-initiating party’s percentage of such recovery shall be [***] percent ([***]%) .

For any portion of the recovery or settlement related to the infringement of the Penn Patent Rights paid as enhanced damages for willful infringement:

(c)                               for any suit that is initiated by Licensee or Penn and the other Party voluntarily but only to the extent such voluntary joining is allowed under this Agreement or expressly by the other Party in a separate agreement) or involuntarily,  the non-initiating party’s percentage of such recovery shall be [***] percent ([***]%) and Licensee shall receive the remainder; and

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(d)                              for any suit that is initiated by Licensee and in which Penn was not a party in the litigation, Penn shall receive [***] percent ([***]%) and the Licensee shall receive the remainder.

For any portion of the recovery or settlement received in connection with any suit that is initiated by Penn and in which Licensee was not a party in the litigation, any recovery in excess of litigation costs will [***].

5.4.7                Each Party will reasonably cooperate and assist with the other in litigation proceedings instituted hereunder but at the expense of the Party who initiated the suit (unless such suit is being jointly prosecuted by the Parties).  For clarity, such requirement does not require a Party to join a suit unless otherwise specifically required under this Agreement.  If Penn is [***] related to the Penn Patent Rights or  Products licensed to Licensee hereunder, [***] with respect to same.

5.5                            Patent Marking.  Licensee shall place in a conspicuous location on any Product (or its packaging where appropriate and practicable) made or sold under this Agreement a patent notice in accordance with the Laws concerning the marking of patented articles where such Product is made or sold, as applicable.

5.6                            Confidentiality.

5.6.1                Each Party agrees that, for the Term and for [***] ([***]) years thereafter, such Party shall (a) use the same degree of care to maintain the secrecy of the Confidential Information of the other Party that it uses to maintain the secrecy of its Confidential Information of like kind, (b) use the Confidential Information only to accomplish the purpose of this Agreement or for audit or management purposes and (c) ensure that any employees, customers, and distributors are bound to it by similar obligations of confidence and to make sure such disclosure only as required to accomplish the purposes of this Agreement. Licensee may disclose  for the purposes set forth above Penn’s Confidential Information on a need to know basis to Licensee’s: Affiliates; potential or actual collaborators, partners, and Sublicensees (including potential co-marketing and co-promotion contractors); potential or actual investment bankers, acquirers, lenders or investors; employees; consultants; and agents, provided that (i) prior to disclosure each such recipient, is bound by written obligations of confidentiality and non-use at least as restrictive as those  as set forth in this Agreement (but, in any event, not less than reasonable measures to protect the secrecy of, and avoid the unauthorized disclosure or use of, Penn Confidential Information). and (ii) such recipient may not further disclose such Confidential Information to any third party.  Licensee shall be primarily liable to Penn for any breach of this Agreement or such obligations of non-use and non-disclosure by Licensee’s Affiliates, Sublicensees or any such other recipient(s) of Penn’s Confidential Information.

5.6.2                A Party may disclose the Confidential Information of the other Party to the extent required by Law or court order; provided, however, that the recipient promptly provides to the disclosing Party prior written notice of such disclosure and provides reasonable assistance in obtaining an order or other remedy protecting the Confidential Information from public disclosure.

5.6.3                If Licensee is required by applicable law, rule or regulation to make a securities filing relating to the execution of this Agreement with the appropriate governmental authorities

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(including the U.S. Securities and Exchange Commission, and any securities exchange on which securities of Licensee are listed), then Licensee will prepare a draft of such securities filing for review and comment by Penn.  If such securities filing includes the disclosure of this Agreement and its terms, Licensee will include a confidential treatment request and a proposed redacted version reasonably in advance of the deadline for such securities filing, and Penn agrees to promptly (and in any event, no less than [***] ([***]) days (or such shorter time to meet any filing deadline where it was not practical to provide the other Party with [***] ([***])-days’ notice after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow Licensee to file its request within the timelines proscribed by the regulations of applicable governmental authority or securities exchanged as represented by the redacted version reviewed by Penn.

ARTICLE 6
REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1                            Mutual Representations and Warranties.  Each Party represents and warrants to the other Party that, as of the Effective Date:

6.1.1                such Party is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

6.1.2                such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

6.1.3                this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; and

6.1.4                such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement, and, with respect to Penn, to the knowledge of the current staff of the Penn Center for Innovation, as of the Effective Date, Penn is an owner of the Penn Patent Rights.

6.2                            Disclaimer of Representations and Warranties.

6.2.1                Other than the representations and warranties provided in Section 6.1 above, PENN MAKES NO  REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND EXPLICITLY DISCLAIMS ANY REPRESENTATION AND WARRANTY, INCLUDING WITH RESPECT TO ANY ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE FOR THE INTELLECTUAL PROPERTY, PATENT RIGHTS, LICENSE AND ANY PRODUCT.

6.2.2                Furthermore, nothing in this Agreement will be construed as:

(a)                               A representation or warranty by Penn as to the validity or scope of any Penn Patent Right;

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(b)                              A representation or warranty that anything made, used, sold or otherwise disposed of under the License is or will be free from infringement of patents, copyrights, trademarks or any other forms of intellectual property rights or tangible property rights of Third Parties;

(c)                               Obligating Penn to bring or prosecute actions or suits against Third Parties for patent, copyright or trademark infringement;

(d)                              Conferring by implication, estoppel or otherwise any license or rights under any Patent Rights of Penn other than Penn Patent Rights as defined herein, regardless of whether such Patent Rights are dominant or subordinate to Penn Patent Rights; and

(e)                               Obligating Penn to furnish any know-how.

6.3                            Covenants of Licensee.

6.3.1                Licensee and its Affiliates will not, directly or indirectly (including where such is done by a Third Party on behalf of Licensee or its Affiliates, at the urging of Licensee or its Affiliates or with the assistance of the Licensee or its Affiliates) challenge the validity, scope, or enforceability of or otherwise oppose any Penn Patent Right, provided that if any Penn Patent Right is asserted against Licensee or its Affiliate for activities authorized under this Agreement, then such Licensee or its Affiliates is entitled to all and any defenses available to it including challenging the validity or enforceability of such Patent Right. Licensee will comply with all Laws that apply to its activities or obligations under this Agreement.  For example, Licensee will comply with applicable United States export laws and regulations.  The transfer of certain technical data and commodities may require a license from the applicable agency of the United States government and/or written assurances by Licensee that Licensee will not export data or commodities to certain foreign countries without prior approval of the agency.

6.3.2                Licensee will not grant a security interest in the License or this Agreement.

6.4                            Kythera Biopharmaceuticals, Inc. Guarantee

6.4.1                Kythera Biopharmaceuticals, Inc. (“KBI”) hereby irrevocably guarantees to Penn due and punctual performance by Licensee of [***] and undertakes, upon the occurrence and continuance of [***], that KBI will duly and properly [***].  The liability of KBI as guarantor hereunder shall not be released or diminished by (i) any [***], unless agreed to by all Parties to the Agreement, (ii) by any [***], (iii) any [***], (iv) the [***] or (v) any other act, event or omission, which [***].

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ARTICLE 7
INDEMNIFICATION; INSURANCE AND LIMITATION OF LIABILITY

7.1                            Indemnification by Licensee.

7.1.1                Licensee shall defend, indemnify and hold Penn and its respective trustees, officers, faculty, students, employees, contractors and agents (the “Penn Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees), including, without limitation, bodily injury, risk of bodily injury, death and property damage to the extent arising out of Third Party claims or suits related to (a) this Agreement or any Sublicense, including (i) the development, testing, use, manufacture, promotion, sale or other disposition of any Product (including any product liability claim), (ii) any enforcement action or suit brought by Licensee against a Third Party for infringement of Penn Patent Rights, (iii) any claim by a Third Party that the practice of Penn Patent Rights or the design, composition, manufacture, use, sale or other disposition of any Product infringes or violates any patent, copyright, trade secret, trademark or other intellectual property right of such Third Party, (iv) any breach of this Agreement or Laws by Licensee, its Affiliates or Sublicensees and (b) Licensee’s negligence, omissions or willful misconduct, provided that Licensee’s obligations pursuant to this Section 7.1 shall not apply to the extent such claims or suits result from the negligence, gross negligence or willful misconduct of any of Penn Indemnitees as determined by a court of law.

7.1.2                As a condition to a Penn Indemnitee’s right to receive indemnification under this Section 7.1, Penn shall: (a) promptly notify Licensee as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto; (b) reasonably cooperate, and cause the individual Penn Indemnitees to reasonably cooperate, with Licensee in the defense, settlement or compromise of such claim or suit; and (c) permit the Licensee to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel.  In no event, however, may Licensee compromise or settle any claim or suit in a manner which (a) admits fault or negligence on the part of Penn or any other Penn Indemnitee; (b) commits Penn or any other Penn Indemnitee to take, or forbear to take, any action, without the prior written consent of Penn (which consent shall not be unreasonably withheld, delayed or conditioned), or (c) grant any rights under the Penn Patent Rights except for Sublicenses permitted under Article 2.  Penn shall reasonably cooperate with Licensee and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses.

7.1.3                Notwithstanding Section 7.1.2 above, in the event that Penn believes in good faith that a bonafide conflict exists between Licensee and Penn or any other Penn Indemnitee with respect to a claim or suit subject to indemnification hereunder, then Penn or any other Penn Indemnitee shall have the right to defend against any such claim or suit itself, including by selecting its own counsel, with any [***].  Licensee will [***].

7.2                            Insurance.

7.2.1                Licensee, at its sole cost and expense, must insure its activities in connection with the exercise of its rights  under this Agreement and obtain, and keep in force and maintain

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7.2.2                Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

(a)	Each occurrence	$[***];

(b)	General aggregate	$[***]

Prior to the commencement of clinical trials, if applicable, involving Product:

(c)	Clinical trials liability insurance	$[***]

Prior to the First Commercial Sale of a Product:

(d)	Products liability insurance	$[***]

Penn may review periodically the adequacy of the minimum amounts of insurance for each coverage required by this Section 7.2.1, and has the right to require Licensee to adjust the limits in Penn’s reasonable discretion to keep in line with then-applicable industry practices.

7.2.3                If the above insurance is written on a claims-made form, it shall continue for [***] ([***]) years following termination or expiration of this Agreement.  The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement.

7.2.4                Licensee expressly understands, however, that the coverages and limits in Section 7.2.1 do not in any way limit Licensee’s liability or indemnification obligations.  Licensee’s insurance will:

(a)                               Be issued by an insurance carrier with an A.M. Best rating of “A” or better;

(b)                              State that Penn is endorsed as an additional insured with respect to the coverages in Section 7.2.1; and

(c)                               Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self insurance carried or maintained by Penn.

Licensee will provide thirty (30) day advance written notice to Penn of any modification in coverage amount of Licensee’s insurance.

7.2.5                Licensee must furnish to Penn with (a) valid certificate of insurance evidencing compliance with all requirements of this Agreement and (b) additional insured endorsements for Licensee’s applicable policies naming “The Trustees of the University of Pennsylvania” as an additional insured.  Licensee must furnish both documents within thirty (30) days of the Effective Date, once per year thereafter and at any time there is a modification in the coverage amount of such insurance.

7.3                            LIMITATION OF LIABILITY.  IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING

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TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL LIMIT LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7.1 ABOVE.

ARTICLE 8
TERM AND TERMINATION

8.1                            Term.  The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated sooner, shall continue in full force and effect until the expiration or abandonment of the last Valid Claim of the last Penn Patent Right.  Notwithstanding the foregoing, this Agreement shall automatically terminate in its entirety upon the failure of Licensee to achieve the Essential Milestone as set forth in Exhibit B.  For the avoidance of doubt, the expiration of the Term due to Licensee’s failure to achieve the Essential Milestone will not require written or verbal notice that such milestone has not been achieved as required or that the Agreement has expired due to such failure.

8.2                            Termination of the Agreement for Convenience.  At any time during the Term, Licensee may, at its convenience, terminate this Agreement upon providing at least sixty (60) days prior written notice to Penn of such intention to terminate, provided that Licensee ceases using the License or making, using, or selling Products.

8.3                            Termination For Cause.

8.3.1                If Licensee fails to fulfill its obligations under Section 3.2 (i.e. use Commercially Reasonable Efforts to develop and commercialize a Product), Penn may provide written notice to Licensee of such failure.  If Licensee fails to address such failure to the reasonable satisfaction of Penn within three (3) months of receiving such written notice, Penn may terminate this Agreement upon written notice to Licensee.

8.3.2                If, after [***] as set forth in the Essential Milestone, Licensee fails at any time during the Term to maintain such [***], and Licensee does not (within [***] ([***]) months of the termination of the [***]) obtain [***] and provide Penn with written documentation thereof, then Penn may terminate this Agreement effective upon thirty (30) days written notice to Licensee.

8.3.3                In the event Licensee fails to achieve any Diligence Event by the corresponding Achievement Date (subject to any extensions under Section 3.3), Penn has the right and option to terminate this Agreement, upon written notice, with immediate effect.

8.3.4                If Licensee materially breaches any of its material obligations under this Agreement, Penn may give to Licensee a written notice specifying the nature of the default, requiring it to cure such breach, and stating its intention to terminate this Agreement.  If such breach is not cured within thirty (30) days of such notice, such termination shall become effective upon a notice of termination by Penn thereafter.  For clarity, a breach of a material obligation includes:

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(a)                               failure to deliver to Penn any payment at the time or times that such payment is due to Penn under this Agreement;

(b)                              failure to provide reports as set forth in Sections 3.4.1 and 4.7;

(c)                               failure to possess and maintain insurance as set forth in Section 7.2;

(d)                              grant of a sublicense under the Penn Patent Rights that is not in accordance with the terms of this Agreement;

(e)                               failure to terminate a Sublicense where Sublicensee is in breach of the obligations on it pursuant to (i) Sections 2.4.2(a), 2.4.2(c), 2.4.2(f) and 2.4.2(g) and fails to cure such breach within thirty (30) days of being notified of such breach and (ii) Section 2.4.2(d).

8.3.5                In addition to all other remedies available to it, Penn may terminate this Agreement, upon written notice, with immediate effect, upon a breach of Section 6.3, Covenants of Licensee.

8.3.6                Penn may terminate this Agreement, upon written notice, with immediate effect if, at any time, Licensee is unable to pay its debts, including any debts related to exclusive Sublicensees, when they come due, or files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Licensee or of its assets, or if Licensee proposes a written agreement of composition or extension of its debts, or if Licensee is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within ninety (90) days after the filing thereof, or if Licensee proposes or is a party to any dissolution or liquidation, or if Licensee makes an assignment for the benefit of its creditors of all or substantially all its assets (in each case, “Bankruptcy Action”).

8.4                            Effects of Termination.

8.4.1                Notwithstanding the termination of this Agreement, the following provisions shall survive: Sections 4.8-4.12, inclusive, 5.6 and 8.4 and Articles 6, 7 and 9.

8.4.2                Termination of this Agreement shall not relieve the Parties of any obligation or liability that, at the time of termination, has already accrued hereunder, or which is attributable to a period prior to the effective date of such termination.  Termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

8.4.3                If this Agreement is terminated for any reason, all outstanding Sublicenses (including all Sublicense Documents for each Sublicense) not in default will be assigned by Licensee to Penn, and such assignment will be accepted by Penn.  Each assigned Sublicense will remain in full force and effect with Penn as the licensor or sublicensor instead of Licensee, but the duties and obligations of Penn under the assigned Sublicenses will not be greater than the duties of Penn under this Agreement, and the rights of Penn under the assigned Sublicenses will not be less than the rights of Penn under this Agreement, including all financial consideration and other rights of Penn.  Penn may, at its sole

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discretion, amend such outstanding Sublicenses to contain the terms and conditions found in this Agreement.

ARTICLE 9
ADDITIONAL PROVISIONS

9.1                            Relationship of the Parties.  Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties.  The Parties are independent contractors and at no time will either Party make commitments or incur any charges or expenses for or on behalf of the other Party.

9.2                            Expenses.  Except as otherwise provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

9.3                            Third Party Beneficiary.  The Parties agree that each Sublicensee is a third party beneficiary of this Agreement with respect to Section 8.4.3.

9.4                            Use of Names.  Licensee, its Affiliates and Sublicensees may not use the name, logo, seal, trademark, or service mark (including any adaptation of them) of Penn or any Penn school, organization, employee, student or representative, without the prior written consent of Penn.  Notwithstanding the foregoing, Licensee may use the name of Penn in a non-misleading and factual manner solely in (a) executive summaries, business plans, offering memoranda and other similar documents used by Licensee for the purpose of raising financing for the operations of Licensee as related to Product, or entering into commercial contracts with Third Parties, but in such case only to the extent necessary to inform a reader that the Penn Patent Rights has been licensed by Licensee from Penn, and to inform a reader of the identity and published credentials of Inventors of the Intellectual Property, and (b) any securities reports required to be filed with the Securities and Exchange Commission.

9.5                            No Discrimination.  To the extent required by applicable law, neither Penn nor Licensee will discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, handicap, or veteran status.

9.6                            Successors and Assignment.

9.6.1                The terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

9.6.2                Licensee may not assign or transfer this Agreement or any of Licensee’s rights or obligations created hereunder, by operation of law or otherwise, without the prior written consent of Penn, provided that Penn shall not unreasonably withhold, condition or delay its consent, and provided further that Licensee, without Penn’s consent, may assign this Agreement in its entirety to: (i) an Affiliate of Licensee, so long as such Affiliate’s performance and payment obligations under the License are guaranteed by KBI in accordance with the terms set forth in Section 6.4.1 of this Agreement, or (ii) a Third Party in connection with a sale of all or substantially all of the business or assets of both Licensee and KBI, provided that: (a) the each such assignee agrees in writing to be legally bound by this Agreement and to deliver to Penn an updated Development Plan within ninety (90) days after the closing of the proposed transaction; (b) Licensee

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provides Penn with a copy of assignee’s undertaking; and (c) Licensee is not in breach under the terms and conditions of, and has paid all amounts owed to Penn under, this Agreement as of the date of such assignment.  Any permitted assignment will not relieve Licensee of responsibility for performance of any obligation of Licensee that has accrued at the time of the assignment.

9.6.3               Any assignment not in accordance with this Section 9.5 shall be void.

9.7                            Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.8                            Entire Agreement of the Parties; Amendments.  This Agreement, the Exhibits and Appendices or Schedules hereto, and any Equity Issuance Agreement constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter, including the Confidential Disclosure Agreement by and between Penn and Licensee’s Affiliate (Kythera Biopharmaceuticals, Inc.) dated June 14, 2012 (the “Prior CDA”) and the Option Agreement, and any confidential information disclosed under the Prior CDA will be governed by the terms of this Agreement.  No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.

9.9                            Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the Commonwealth of Pennsylvania.

9.10                    Dispute Resolution.  If a dispute arises between the Parties concerning this Agreement, then the Parties will confer, as soon as practicable, in an attempt to resolve the dispute.  If the Parties are unable to resolve such dispute amicably, then the Parties will submit to the exclusive jurisdiction of, and venue in, the state and Federal courts located in the Eastern District of Pennsylvania.

9.11                    Notices and Deliveries.  Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and directed to a Party at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Party.  A notice will be deemed received: if delivered personally, on the date of delivery; if mailed, five (5) days after deposit in the United States mail; if sent via courier, one (1) business day after deposit with the courier service; or if sent via facsimile or email, upon receipt of confirmation of transmission provided that a confirming copy of such notice is sent by certified mail, postage prepaid, return receipt requested.

For Penn	with a copy to:

Penn Center for Innovation University of Pennsylvania 3160 Chestnut Street, Suite 200 Philadelphia, PA 19104-6283 Attention: Executive Director	University of Pennsylvania Office of General Counsel 133 South 36th Street, Suite 300 Philadelphia, PA 19104-3246 Attention: General Counsel

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For Licensee:	with a copy to:

Kythera Holdings, Ltd.	Latham & Watkins LLP
Clarendon House, 2 Church Street	140 Scott Drive
Hamilton HM 11, Bermuda	Menlo Park, CA 94025
Email: bd@kytherabiopharma.com	Fax: (650) 463-2600
Attention: Vice President for Strategy	Attention: Alan Mendelson, Esq. and
and Corporate Development	Judith Hasko, Esq.

For KBI:	with a copy to:

Kythera Biopharmaceuticals, Inc.	Latham & Watkins LLP
30930 Russell Ranch Road, 3rd Flr.	140 Scott Drive
Westlake Village, CA 91362	Menlo Park, CA 94025
Attention: Vice President for Strategy and Corporate Development	Fax: (650) 463-2600
Attention: Alan Mendelson, Esq. and Judith Hasko, Esq.

9.12                    Waiver.  A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof.  All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

9.13                    Severability.  When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under law, but if any provision of this Agreement is held to be prohibited by or invalid under law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.  The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

9.14                    Interpretation.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  All references herein to Articles, Sections, Schedules and Exhibits shall be deemed references to Articles and Sections of, Schedules and Exhibits to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.  Unless the context otherwise requires, countries shall include territories.  References to any specific Law or article, section or other division thereof, shall be deemed to include the then-current amendments or any replacement Law thereto.

9.15                    Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.  A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Effective Date.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA		KYTHERA HOLDINGS, LTD.

By:	/s/ John S. Swartley	By:	/s/ Keith Leonard
Name:	John S. Swartley, PhD	Name:	Keith Leonard
Title:	Associate Vice Provost for Research and Executive Director, Penn Center for Innovation	Title:	Director

Agreed to be bound by the terms and conditions of this Agreement pursuant to Section 6.4:

KYTHERA BIOPHARMACEUTICALS, INC.

		By:	/s/ Keith Leonard
		Name:	Keith Leonard
		Title:	President and CEO

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Exhibit A

Penn Patent Rights

Docket [***]	[***]
Serial No	Patent No	App Type	File Date	Status	Country	Issue Date
[***]	[***]	[***]	[***]	[***]	[***]	[***]
Docket [***]	[***]
Serial No	Patent No	App Type	File Date	Status	Country	Issue Date
[***]	[***]	[***]	[***]	[***]	[***]	[***]

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Exhibit B

Certain Financial Terms

DEVELOPMENT & COMMERCIALIZATION	Diligence Events
	Diligence Event	Achievement Date
	[***]	[***]
	[***]	[***]

Essential Milestone

•                  Licensee shall secure a [***] within [***] ([***]) months after the Effective Date of this Agreement in a manner that will permit [***] (the “Essential Milestone”).  Licensee shall provide written documentation to Penn of such Essential Milestone achievement promptly upon securing such [***], and shall provide Penn with prompt written documentation within [***] ([***]) business days of any change in status of [***].

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CERTAIN FINANCIAL TERMS	• License Maintenance Fee.
	Anniversary:	3rd, [***]	[***]and thereafter
	License Maintenance Fee:	$[***] per year	$[***] per year
• Milestone Payments. Payable to Penn on each Product
	Milestone		Milestone Payment
	[***]		$[***]
	[***]		$[***]
	[***]		$[***]
	[***]		$[***]
	[***]		$[***]
	Total Milestone Payments Due per Product		$4,125,000

•                  Penn Sublicense Income. Licensee shall pay Penn a percent of any Sublicense Income in accordance with the table below.  For clarity, a Bundled Sublicense must meet all conditions as set forth in Section 1.3 of this Agreement to qualify as such.

	Anniversary of Effective Date	Percent of Sublicense Income	Percent of Sublicense Income if a Bundled Sublicense
	Prior to [***]	[***]%	[***]%
	Prior to [***]	[***]%	[***]%
	After [***]	[***]%	[***]%

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Appendix II
Development Plan

[***]

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Appendix III Sublicense Development Report University of Pennsylvania Center for Technology Transfer Annual Sublicense Reporting and Tracking * Licensee Report Date Prepared by: Period Covered Certified by: License Inception Date Listing of Sublicensees and Specific Terms (all on-going as well as those new and terminated in the past year) Sublicensee Name Agreement Inception Date Amendment Date , if any Date complete executed copy of agreement and amendment, if any, sent to Penn (note terminations, if any) Technologies licensed (1) Field(s) of Use Jurisdiction / Territory Current Agreement Year History to Date Information Fees, Royalties and Other Payments (2) Due to Penn (3) Fees, Royalties & Other Payments (2) Due to Penn Sublicensee Name Date Due Amount Due Date Received Amount Received Percentage Amount Date Paid Amount Due Amount Received Percentage Amount* All references to Sublicensee shall include all permitted sub-sublicensees and all references to sublicense shall include all permitted sub-sublicensee. Sublicensee Compliance Section Sublicensee Name Agreement Inception Date Technologies licensed Indicate across from each sublicensee whether the sublicensee complies with all material terms of the sublicense agreement AND the License Agreement Notes: (1) include Penn Docket Number and relevant issued patent or patent application number (2) All amounts in US dollars; specify conversion rate. (3) Provide detailed support for any apportionment percentages as well as detailed information on deductions to arrive at amounts due to Penn CONFIDENTIAL EXECUTION COPY 33 [***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.